                                                Original        Beginning                                           Unpaid                       Ending
                                Certificate    Certificate      Certificate                                         Principal      Total       Certificate
      Class            Cusip       Rate         Balance          Balance                 Interest     Principal     Amount     Distribution     Balance

         A           92975NAA5  1.835000%    1,000,000,000.00 1,000,000,000.00         1,682,083.33       0.00        0.00     1,682,083.33  1,000,000,000.00

Factors per Thousand                                            1000.00000000           1.68208333     0.00000000                1.68208333    1000.00000000

  Certificate           n/a        n/a             0.00             0.00               1,262,727.36       0.00        0.00     1,262,727.36        0.00

     Totals                                 1,000,000,000.00 1,000,000,000.00        2,944,810.69        0.00        0.00      2,944,810.69 1,000,000,000.00

                                                                             - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                             Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period                LIBOR     Original Rating* Original Rating* Original Rating*

        A              92975NAA5                  Senior/Variable                    33/360              1.61500%          Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated June 17, 2004

                                                                                                      - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

 A       1,682,083.33          0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          3,029,090.24
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    3,029,090.24

Principal
Principal Collected                        46,493,574.75
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (24,871,600.58)

Total Principal Collected                  21,621,974.17

Additional Funds
Interest Earnings from the Reserve Fund      24,050.46
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected             24,050.46

Total Available Collections                24,675,114.87

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               961,884,133.66
Ending Collateral Balance                  940,262,159.49
Current Liquidation Loss Amounts                0.00
Cumulative Liquidation Loss Amounts             0.00
Net WAC                                       3.186%
WAM                                             213
AGE                                              3
Gross CPR                                     44.817%
Net CPR                                       23.877%
Draw Rate                                     26.975%

Original Information
Collateral Balance                        1,000,002,326.52
Number of Loans                                19,310
WAC                                           4.094%
WAM                                             216
LIBOR                                        1.29125%

Overcollateralization Information
Overcollateralization Target Amount         5,683,713.71
Beginning Overcollateralization Amount        2,326.52
Ending Overcollateralization Amount           2,326.52
Overcollateralization Increase                  0.00
Overcollateralization Decrease                  0.00

                             - Page 5 -

              Additional Account Activity

                       Funding Account

Beginning Balance                         38,118,192.86

Interest Earnings                          24,050.46

Deposits                                  21,621,974.17

Withdrawals                                   0.00

Interest Earnings to Collection Account    (24,050.46)

Ending Balance                            59,740,167.03

                      Delinquency Information

Delinquent:                  #                  $          %

              30-59 Days     4             155,849.06    0.017%
              60-89 Days     1              9,890.10     0.001%
             90-119 Days     0                0.00       0.000%
             120-149 Days    0                0.00       0.000%
             150-179 Days    0                0.00       0.000%
              180+ Days      0                0.00       0.000%

                Total        5             165,739.16   0.018%

Foreclosure:                 #                  $          %

                             1              9,890.10     0.001%

REO:                         #                  $          %
                             0                0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      400,785.06           # of Loans using a Promotional Rate                           2,755
Enhancer Premium                   108,330.00           Promotional Advances                                   2,288,478.66
Indenture Trustee Expenses           0.00               3 Largest Mortgage Loan Balances                       5,683,713.71
Paying Agent Expenses                0.00               Additional Balances created during the first
                                                         Rapid Amortization Period                                     0.00
Total Fees                         509,115.06           Cumulative Liquidation Loss Amount                             0.00
                                                        Cumulative Liquidation Loss Amount %                          0.0%
                                                        Cumulative Subsequent Mortgage Loans                           0.00
                                                        Deficiency Amount                                              0.00
                Amortization Period                     Draws from Policy not yet Reimbursed                           0.00
Revolving (Yes / No)                  Yes               Liquidation Loss Amount                                        0.00
Managed Amortization (Yes / No)        No               Percentage Interest Class A                                   100%
Rapid Amortization (Yes / No)          No               Stepdown Cumulative Loss Test Met? (Yes / No)                   Yes
                                                        Stepdown Date Active (Yes / No)                                  No
                                                        Stepdown Delinquency Test Met? (Yes / No)                       Yes

                                                         - Page 8 -